Exhibit 4.1

NOTE AND SECURITY

AGREEMENT

FOR

$19,119,656

SENIOR NOTES DUE 2008

_______________________

by and among

ORBIMAGE Inc.,

Harbert Distressed Investment Master Fund, Ltd.,

Magten Group Trust,

Magten Partners, LP,

Redwood Master Fund, Ltd.,

Triage Offshore Fund, Ltd.,

and

Triage Capital Management, LP

____________________________________

Dated as of December 31, 2003

ii

iii

     NOTE AND SECURITY AGREEMENT, dated as of December 31, 2003 (this “Agreement”), by and between ORBIMAGE Inc. (the “Company” or “ORBIMAGE”) with its principal office at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and Harbert Distressed Investment Master Fund, Ltd., Magten Group Trust, Magten Partners, LP, Redwood Master Fund, Ltd., Triage Offshore Fund, Ltd., and Triage Capital Management, LP (collectively, the “Initial Holders”).

RECITALS:

     WHEREAS, the Company has duly authorized the issuance of $19,119,656 aggregate principal amount of its Senior Notes Due 2008 (the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefore the Company has duly authorized the execution and delivery of this Agreement; and

     WHEREAS, all things necessary to make the Notes, when executed by the Company and delivered hereunder, duly issued by the Company, the valid obligations of the Company, and to make this Agreement a valid and binding agreement of Company, in accordance with its terms, have been done.

     NOW, THEREFORE, WITNESSETH: for and in consideration of the premises and the purchase of the Notes by the Holders (as hereinafter defined) thereof, each party hereto hereby mutually covenants and agrees, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

     Section 1.1 Definitions.

     “Acceleration Notice” has the meaning set forth in Section 7.2(a).

     “Acquired Debt” means, with respect to any specified Person:

          (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

          (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     “Act” has the meaning set forth in Section 12.3(a).

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Equity Interests, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Equity Interests (or the equivalent) of a Person shall be deemed to be control.

     “Affiliate Transaction” has the meaning set forth in Section 5.11.

     “Agent-Related Person” means the Collateral Agent and its officers, directors, employees and agents.

     “Asset Sale” means:

          (i) the sale, lease, license, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction or similar arrangement) by the Company or a Restricted Subsidiary of the Company (a “disposition”), provided that the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 5.14 and/or 6.1 of this Agreement, and not by Section 5.15; and

          (ii) except to the extent excluded by clause (i) above, the issuance or disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company’s Restricted Subsidiaries;

in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that has a Fair Market Value in excess of $2.5 million; or (b) for net proceeds in excess of $2.5 million.

     Notwithstanding the foregoing, Asset Sales will not be deemed to include: (i) sales of imagery, imagery distribution or satellite tasking rights, software or rights in software for processing and storing imagery, license grants to imagery value-added resellers or distributors and other associated rights, and other sales of services, products or inventory, in each case, in the ordinary course of business and consistent with industry practice; (ii) a transfer of assets by the Company to any Guarantor or by a Restricted Subsidiary of the Company to the Company; (iii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Guarantor (iv) an exchange of an asset held by the Company or a Restricted Subsidiary of the Company for an asset of a third party upon a determination by the disinterested members of the Board of Directors of the Company made in good faith (evidenced by a resolution approved by a majority of the disinterested members of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder) that the asset received by the Company or a Restricted Subsidiary of the Company in such exchange (x) is a Related Asset, (y) has a Fair Market Value at least equal to the fair market value of the asset transferred by the Company or such Restricted Subsidiary of the Company and (z) is usable in the ordinary course of the Company’s business to at least the same extent as the asset transferred by the Company or such Restricted Subsidiary; and (v) sales or dispositions of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries.

     “Asset Sale Offer” has the meaning set forth in Section 5.15(a).

     “Asset Sale Offer Trigger Date” has the meaning set forth in Section 5.15(a).

     “Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges).

     “Bankruptcy Code” means title 11, United States Code, as amended from time to time.

     “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia and any other court having competent jurisdiction over the Reorganization Cases.

     “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, each as amended from time to time.

     “Business Assets” means any hardware, software, technology, Intellectual Property, or other rights in or assets (or, in the case of clause (vi), inventory) relating to (i) the remote imaging satellites owned and/or operated by ORBIMAGE on the Issue Date, (ii) the lease for the OrbView-2 satellite held by ORBIMAGE, (iii) the OrbView Satellite, (iv) any other remote imaging satellites developed, constructed or acquired by ORBIMAGE, (v) the ground segment (or any components thereof) related to the operation of, and processing of data from, the satellites described in clauses (i)-(iv) above, and (vi) the Company’s imagery catalogue and archive.

     “Business Day” means any day other than a Saturday, Sunday or day on which commercial banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

     “Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding maintenance and repairs) during such period computed in accordance with GAAP; provided, however, that for purposes of Section 5.21, Capital Expenditures shall include any acquisition of Business Assets.

     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Cash Consideration” means any consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or freely convertible into U.S. dollars.

     “Cash Equivalents” means:

          (i) United States dollars;

          (ii) Government Securities;

          (iii) certificates of deposit and euro dollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances or money market deposit accounts with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any Eligible Institution;

          (v) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

          (vi) mutual funds or other pooled investment vehicles investing solely in investments of the types described in (i) through (v) above.

     “Change of Control” means:

          (i) the direct or indirect acquisition of beneficial ownership of Voting Equity Interests of the Company by any Person or group of Persons acting in concert, in an amount greater than the amount of Voting Equity Interests held contemporaneously by the current holders of a majority of the Voting Equity Interests of the Company.

          (ii) the acquisition of the Company, or the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Company and its Restricted Subsidiaries or the combination of the Company or all or substantially all its assets with another Person (other than any such transfer to any Wholly Owned Restricted Subsidiary of the Company), unless the acquiring or surviving Person shall be a corporation more than 50% of the combined voting power of which corporation’s then outstanding Voting Equity Interests, after giving effect to such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of the Voting Equity Interests of the Company outstanding immediately prior to such acquisition or combination;

          (iii) the adoption of a plan relating to the liquidation or dissolution of the Company (other than any such liquidation or dissolution to or for the benefit of any Wholly Owned Restricted Subsidiary of the Company);

          (iv) the revocation of any License which revocation is not cured within 30 days of the occurrence thereof or such later date when all applicable appeals have been finally determined, if during such appeal period the Company has received regulatory approval to continue operations under the License pending the outcome of such appeals; or

          (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     “Change of Control Date” has the meaning set forth in Section 5.14(b).

     “Change of Control Offer” has the meaning set forth in Section 5.14(a).

     “Change of Control Payment” has the meaning set forth in Section 5.14(a).

     “Change of Control Payment Date” has the meaning set forth in Section 5.14(b).

     “Checkout” means that there has been a determination by the Company (evidenced by a resolution approved by a majority of the disinterested members of the Board of Directors of the Company as set forth in an Officer’s Certificate delivered to the Collateral Agent (the “Checkout Notice”)) that (i) the OrbView Satellite has achieved a performance capability such that it can be pursuant to the terms of the Procurement Agreement, and (ii) there is no further possibility of payment under the Initial Insurance Policy or the Continuing Insurance Policy because the OrbView Satellite failed to achieve such performance capability prior to the Company’s acceptance of the OrbView Satellite pursuant to the terms of the Procurement Agreement.

     “Checkout Failure Event” means the occurrence of a Checkout failure with respect to the OrbView-3 Satellite requiring a full or partial payment to the Holders as loss payees out of the proceeds of the Initial Insurance Policy or the Continuing Insurance Policy.

     “Collateral” means the Company’s right, title and interest in and to the OrbView-3 Satellite, the Procurement Agreement, the Initial Insurance Policy, the Continuing Insurance Policy and any and all proceeds of each of the foregoing, including all proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Initial Insurance Policy, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing.

     “Collateral Agent” means Harbert Distressed Investment Master Fund, or its successor upon its resignation in accordance with Section 10.4(f), in its capacity as Collateral Agent under this Agreement.

     “Commission” means the U.S. Securities and Exchange Commission or any successor body.

     “Common Stock” means the common stock, $.01 par value, of the Company.

     “Consolidated Net Worth” means, with respect to any Person as of any date:

          (i) the consolidated equity of the equity holders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

          (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus

          (iv) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries; minus

          (v) all unamortized debt discount and expense and unamortized deferred charges as of such date.

     “Continuing Insurance Policy” has the meaning set forth in Section 5.5(c).

     “Contractual Obligation” means, with respect to a Person, any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding this Agreement and the Notes) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

     “Copyright” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

     “Copyright Licenses” means any written agreement naming the Company as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

     “Covenant Defeasance” has the meaning set forth in Section 8.1(c).

     “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise at the option of the holder thereof; or (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes are repaid, redeemed or retired in full.

     “Eligible Institution” means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated “A” or higher according to S&P or Moody’s at the time as of which any investment or rollover therein is made.

     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Event of Default” has the meaning specified in Section 7.1.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

     “Fair Market Value” means, with respect to any asset, the sale value that would be obtained in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith and by unanimous resolution, and which determination shall be evidenced by an Officers’ Certificate delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

     “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Government Securities” means securities that are direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     “Guarantee” or “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     “Guarantor” means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Agreement, and its successors and assigns.

     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Laws (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     “Holder” means each person in whose name the Notes are registered pursuant to Section 2.1.

     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) foreign currency hedge obligations; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

     “Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of book value or Fair Market Value of such assets), all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, the liquidation value of any preferred stock issued by Subsidiaries of such Person, plus accrued and unpaid dividends, and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; and provided, that “Indebtedness” shall be calculated without duplication and after elimination of Intercompany Indebtedness.

     “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company (evidenced by a resolution of the majority of the Board of Directors of the Company as set forth in an Officers’ Certificate delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder), qualified to perform the task for which it has been engaged and is disinterested and independent with respect to the Company and its Affiliates.

     “Initial Holders” has the meaning set forth in the first paragraph of this Agreement.

     “Initial Insurance Policy” means the $51,000,000 combined risk insurance policy purchased by the Company for insurance coverage for combined risk of launch, satellite checkout and on-orbit satellite operations on the OrbView-3 Satellite.

     “Intellectual Property” means, collectively, all rights, priorities and privileges of the Company relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     “Intercompany Indebtedness” has the meaning set forth in Section 5.12(f).

     “Interest Payment Date” means, with respect to any installment of interest on the Notes, June 30 and December 31 of each year.

     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Notwithstanding the foregoing, Investments shall not include advance payments for satellite capacity or imagery related services or products in the ordinary course of business.

     “Issue Date” means December 31, 2003, the date on which the Notes are first delivered under this Agreement.

     “Legal Defeasance” has the meaning set forth in Section 8.1(b).

     “License” means any Federal Communications Commission license or Department of Commerce license issued to the Company relating to the operation of the OrbView Satellite (including the Department of Commerce license and the Federal Communications Commission license currently owned by Orbital relating to the operation of OrbView-2), in line with the Company’s current and planned commercial operations, and any other existing or future license issued to the Company or any of its Restricted Subsidiaries relating to the operation of any existing or future satellites of the Company or any of its Restricted Subsidiaries, the revocation of which would have a Material Adverse Effect.

     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     “Majority Holders” means Holders of at least a majority in principal amount of the Notes then outstanding.

     “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     “Moody’s” means Moody’s Investors Service, Inc. or its successors.

     “Net Income” means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP, excluding, however,

          (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     “Net Proceeds” means (a) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale

(including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose) and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of legal, accounting and investment banking fees, discounts and sales commissions and net of taxes paid or payable as a result thereof.

     “Non-Recourse Debt” means Indebtedness:

          (i) as to which neither the Company nor any of its Restricted Subsidiaries: (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness); (b) is directly or indirectly liable (as a guarantor or otherwise); or (c) constitutes the lender;

          (ii) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any of the Company or any of its Restricted Subsidiaries.

     “Note Register” has the meaning specified in Section 2.3.

     “Notes” means the Notes issued pursuant to this Agreement.

     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     “Officer” means, with respect to any Person, the Chief Executive Officer, the President, any Vice President or the chief financial and accounting officer of such Person.

     “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, President or a Vice-President and the chief financial and accounting officer of such Person.

     “Opinion of Counsel” means a written opinion of legal counsel reasonably acceptable to and addressed to each Holder.

     “Orbital” means Orbital Sciences Corporation, a Delaware corporation, or any successor entity whether by merger, sale of all or substantially all its assets or otherwise.

     “OrbView Satellite” means the high-resolution satellite designated as OrbView-3 under the Amended and Restated Procurement Agreement between the Company and Orbital dated February 25, 1998, as amended on December 31, 1998, and any Replacement Satellite.

     “Paying Agent” has the meaning set forth in Section 2.3.

     “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

     “Patent License” means all agreements, whether written or oral, providing for the grant by or to the Company of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

     “Permitted Investment” means:

               (i) any Investments in the Company or any Guarantor;

               (ii) any Investments in cash or Cash Equivalents;

               (iii) Investments by the Company or any Guarantor in a Person, provided that (a) the primary business of such Person is a Related Business, (b) the consideration paid by the Company or any of its Subsidiaries for such Investment consists solely of common Equity Interests (other than Disqualified Stock) of the Company, (c) immediately following such Investment, the Company’s consolidated operating income, as determined in accordance with GAAP, for the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date (the “Transaction Date”) of the Investment giving rise to the need to calculate such operating income and for which financial statements are then available and have been filed with the SEC pursuant to Section 54.8 hereof, after giving effect to such Investment on a pro forma basis, would be at least $1.00 greater than the Company’s consolidated operating income for the Four Quarter Period immediately preceding such Investment, and (d) such Person either (x) becomes a Guarantor ; or (y) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

               (iv) Investments by the Company or any of its Unrestricted Subsidiaries in a Person, provided that (a) the primary business of such Person is a Related

Business, (b) immediately following such Investment, the Company’s consolidated operating income, as determined in accordance with GAAP, for the Four Quarter Period ending on or prior to the Transaction Date of the Investment giving rise to the need to calculate such operating income and for which financial statements are then available and have been filed with the SEC pursuant to Section 54.8 hereof, after giving effect to such Investment on a pro forma basis, would be at least $1.00 greater than the Company’s consolidated operating income for the Four Quarter Period immediately preceding such Investment, (c) as a result of such Investment, such Person becomes an Unrestricted Subsidiary of the Company and (d) the consideration paid for by the Company or any of its Subsidiaries consists solely of common Equity Interests (other than Disqualified Stock) of the Company, or Non-Recourse Debt of any of its Unrestricted Subsidiaries;

               (v) any Investment made as a result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.15 of this Agreement or a transaction not constituting an Asset Sale by reason of the $2.5 million threshold contained in the definition therein; and

               (vi) any Investments constituting Capital Expenditures, which are permitted by and in compliance with Section 5.21.

     “Permitted Liens” means:

               (i) Liens securing the Notes (including Permitted Refinancing Indebtedness of the Notes);

               (ii) Liens in favor of the Company;

               (iii) Liens securing Senior Secured Indebtedness (including Permitted Refinancing Indebtedness of the Senior Secured Indebtedness);

               (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or its Restricted Subsidiary;

               (v) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition and were not incurred in contemplation of such acquisition and following such acquisition do not extend to any property other than that acquired;

               (vi) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics’ or purchase money Liens incurred in the ordinary course of business and consistent with industry practice; and

               (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore.

     “Permitted Refinancing Indebtedness” has the meaning set forth in Section 5.12.

     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     “PIK Period” means any period in which interest is payable in kind pursuant to Section 4.1 of this Agreement and Section 1 of the Notes.

     “Proceeds Purchase Date” has the meaning set forth in Section 5.15(b)(ii).

     “Procurement Agreement” means the Amended and Restated OrbImage System Procurement Agreement dated February 26, 1998 (as subsequently amended) for, among other things, the construction and launch of the OrbView Satellite, a license for imagery from the OrbView-2 satellite, and the delivery of a command, control, and data processing system.

     “Record Date” shall have the meaning set forth in the form of the Note attached hereto as Exhibit A.

     “Refinanced Indebtedness” has the meaning set forth in Section 5.12(h).

     “Registrar” has the meaning set forth in Section 2.3.

     “Related Asset” means any asset used in connection with a Related Business or Related Satellite Business.

     “Related Business” means any Related Satellite Business and any business relating to the worldwide acquisition, marketing, processing and sales of remote imagery-based products and services.

     “Related Satellite Business” means any business relating to the design, development, and operation of remote imaging satellites and the worldwide marketing and sales of satellite-based remote imagery-based products and services.

     “Reorganization Case” means the case of the Company pursuant to chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

     “Replacement Satellite” means any satellite constructed to replace the OrbView-3 satellite in the event of a failure of the OrbView-3 satellite.

     “Representative” means the indenture trustee, if applicable, or other trustee, agent or representative for any Senior Secured Indebtedness.

     “Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     “Restricted Investment” means an Investment other than a Permitted Investment.

     “Restricted Payment” means: (i) the declaration or payment of any dividend or any distribution on account of the Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than dividends or distributions declared or payable (x) in Equity Interests (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries or (y) to the Company or any Wholly Owned Restricted Subsidiary of the Company; (ii) the purchase, redemption, defeasance, retirement for value or other acquisition or return for value of any Equity Interests of the Company other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) any principal payment on (except at maturity), or any unscheduled payment or interest on, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is subordinated (whether pursuant to its terms, by operation of law, structurally or otherwise) to the Notes, including trade payables, which shall be paid only in accordance with customary business practices; or (iv) any Restricted Investment.

     “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     “S&P” means Standard & Poor’s Ratings Services, or its successors.

     “Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which any property (other than Capital Stock) or assets is sold or transferred by a Person or a Subsidiary and is thereafter leased back from the purchaser or transferee thereof by such Person or one or more of its Subsidiaries.

     “Securities Act” means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

     “Senior Secured Indebtedness” means any Indebtedness (other than Disqualified Stock or Preferred Stock) of the Company permitted to be incurred under Section 5.12 of this Agreement or (i) that ranks senior in right of payment to the Notes and (ii) that is secured by any assets or property of the Company or any Restricted Subsidiary.

     “Senior Subordinated Notes” mean the unsecured notes due 2008 issued by the Company with an aggregate principal amount of $54,000,000 governed by the indenture between the Company, and HSBC Bank USA, as trustee dated as of December 31, 2003.

     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     “Stated Maturity” means, when used with respect to any Note, June 30, 2008.

     “Subsidiary” means, with respect to any Person:

          (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

          (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     “Subsidiary Guarantee” means, the Guarantee by each Guarantor of the Company’s payment obligations under this Agreement and the Notes, executed pursuant to the terms of this Agreement and in the form attached hereto as Exhibit B.

     “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof; and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to the Company of any right to use any Trademark.

     “UCC” means, with respect to the validity and perfection and the effect of perfection or non-perfection of the security interest, the Uniform Commercial Code as in effect on the date hereof in the State of New York.

     “Unrestricted Cash” means cash or Cash Equivalents as set forth on the balance sheet of the Company prepared in accordance with GAAP as of 5:00 p.m. on the last day of the applicable fiscal period minus, without duplication, the sum of cash or Cash Equivalents equal to (i) for fiscal periods up to and including the fiscal period ending December 31, 2004, $15,000,000, and for all fiscal periods thereafter, $10,000,000, (ii) amounts required to be shown as restricted cash or Cash Equivalents in accordance with GAAP on such balance sheet (or the notes thereto) and (iii) amounts required to be paid prior to or at the end of the applicable fiscal period pursuant to any outstanding checks, commercial paper or other instruments issued by the Company through the last day of the applicable fiscal period.

     “Unrestricted Subsidiary” means:

          (i) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 5.20 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (ii) any Subsidiary of an Unrestricted Subsidiary.

     “Voting Equity Interests” means the Equity Interest in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or one or more other Wholly Owned Restricted Subsidiaries of such Person.

     Section 1.2 Rules of Construction.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article and, where appropriate, words of the masculine gender shall mean and include correlative words of the feminine and neutral genders and where applicable words in the singular shall mean and include the plural, and vice versa;

               (b) accounting terms used herein and not otherwise defined have the meanings ascribed to them in accordance with GAAP;

               (c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

               (d) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Agreement;

               (e) any headings preceding the texts of the several Articles and Sections of this Agreement, shall be solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect; and

               (f) any reference to a statute shall be construed to include any statutory provision consolidating, amending or replacing the statute referred to.

ARTICLE II.

THE NOTES

     Section 2.1 Form and Dating.

               (a) General Form of Notes. The Notes shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Agreement. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of this Agreement. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Company and the Holders, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

     Section 2.2 Execution.

     A duly authorized Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

     Section 2.3 Registration of Note; Paying Agent.

     The Company shall keep at its principal executive office a register (the “Note Register”) for the registration and registration of transfers of Notes. The name and address of each Holder, each transfer of Notes and the name and address of a transferee of one or more Notes shall be registered in the Note Register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall act initially as Registrar and Paying Agent for the Notes. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to each Holder and the Collateral Agent.

     Section 2.4 Transfer and Exchange.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one of more new Notes (as requested by the Holder thereof) in exchange therefore, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Notes being surrendered as set forth in Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered

Note if no interest shall have been paid thereon. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. No individual Note shall be transferred in denominations of less than the entire face amount of such Note.

     Section 2.5 Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     Section 2.6 Persons Deemed Owners.

     Prior to due presentment for the registration of a transfer of any Note, the Company and any of its agents shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 4.1), and neither the Company nor any of its agents shall be affected by notice to the contrary.

ARTICLE III.

REDEMPTION AND PREPAYMENT

     Section 3.1 Notices to Holders.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.6 or is required to redeem Notes pursuant to Section 3.7, the Company shall furnish to each Holder, at least 30 days but not more than 60 days before an optional redemption date pursuant to Section 3.6 or at least five days but not more than ten days before a mandatory redemption date pursuant to Section 3.7, an Officers’ Certificate setting forth (i) that the redemption is an optional redemption pursuant to Section 3.6 or a mandatory redemption pursuant to Section 3.7, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) in a mandatory redemption pursuant to Section 3.7(a), the amount of Unrestricted Cash of the Company for the applicable fiscal period.

     Section 3.2 Selection of Notes to Be Redeemed or Repurchased.

     Any payments made pursuant to this Article III shall be applied first to unpaid charges or fees relating to the Notes, second to the accrued and unpaid interest on the Notes, and third to redeem Notes at a price equal to 100% of their principal amount.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Company shall select the portions of Notes to be redeemed or purchased among the Holders pro rata in accordance with the outstanding principal amount of the Notes outstanding immediately prior to such redemption or purchase. Notes and portions of Notes selected to be redeemed may be in whole dollar amounts of less than $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.3 Notice of Redemption.

     Subject to the provisions of Sections 3.6 and 3.7 hereof, at least 30 days but not more than 60 days before an optional redemption date pursuant to Section 3.6 or at least five days but not more than ten days before a mandatory redemption date pursuant to Section 3.7, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price;

          (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (iv) the address to which the Notes are to be surrendered for redemption;

          (v) that Notes called for redemption must be surrendered to the Company to collect the redemption price;

          (vi) that, unless the Company defaults in making such redemption payment, interest on Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (vii) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

     Section 3.4 Effect of Notice of Redemption.

     Once a notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Upon surrender, such Notes shall be paid at the redemption price plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date). A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     Section 3.5 Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section 3.6 Optional Redemption.

          (i) The Company may, at its option at any time after the Issue Date, redeem the Notes, in whole or in part, on at least 30 days’ but not more than 60 days’ notice to each Holder in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

          (ii) Any redemption pursuant to this Section 3.6 shall be made pursuant to the provisions of Section 3.1 through 3.5 hereof.

     Section 3.7 Mandatory Redemption.

               (a) The Company shall be required to make mandatory redemptions of the Notes on or before the 10th day after the end of each six-month period ending on June 30 and December 31 of each year. The Company will redeem the maximum principal amount of Notes that may be purchased out of the Unrestricted Cash as of the end of the immediately preceding six-month period. Any such mandatory redemption shall be made on at least five days’ but not more than 10 days’ notice to each Holder in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

               (b) The Company shall be required to make mandatory redemptions of the Notes out of all of the proceeds of any payments made under the Initial Insurance Policy or the Continuing Insurance Policy. Any such mandatory redemption shall be made on at least five days’ but not more than 30 days’ notice to each Holder in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

               (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.5 hereof.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Holders that:

     Section 4.1 Corporate Existence

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified or licensed in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification or licensing except for failures to be so qualified or licensed which in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company has all corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company is in compliance with its certificate of incorporation and by-laws.

     Section 4.2 Corporate Power: Authorization: Enforceable Obligations.

     The execution, delivery and performance of this Agreement and the issuance of the Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement and the issuance of the Notes do not and will not (A) contravene the certificate of incorporation or by-laws of the Company, (B) violate any applicable or enforceable Requirement of Law, or any applicable or enforceable order or decree of any Governmental Authority or arbitrator, (C) result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Company or (D) result in the creation or imposition of any Lien upon any of its properties other than Liens permitted under this Agreement; and do not require the consent of, authorization by, approval of, notice to, acts by or filing or registration with, any Governmental Authority or any other Person, except as otherwise ordered by the Bankruptcy Court or required by the Bankruptcy Code or the Bankruptcy Rules. Except as set forth on Schedule 4.2, the Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate Governmental Authority necessary to conduct its business, except such as would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, could likely result in an unfavorable decision, ruling or finding or that could reasonably likely have a Material Adverse Effect.

     Section 4.3 Ownership of Shares of Subsidiaries.

The Company has no Subsidiaries and does not own any Equity Interests of another Person.

     Section 4.4 Financial Statements; Internal Controls.

               (a) The Company has delivered to each Holder copies of the financial statements of the Company listed on Schedule 4.4. All of said financial statements (including in each case the related schedules and notes) fairly present in all Material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since the date of the most recent financial statements provided pursuant to this clause, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business.

               (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 4.5 Litigation; Observance of Agreements, Statutes and Orders.

          (i) Except as set forth on Schedule 4.5, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (ii) Except as set forth on Schedule 4.5, the Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 4.6 Taxes.

          Except as set forth on Schedule 4.6, the Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2002. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of this Agreement by the Company or the issuance, execution and delivery of the Notes pursuant to this Agreement.

     Section 4.7 Intellectual Property.

               (a) Except as set forth on Schedule 4.7, the Company owns or licenses or otherwise has the right to use all Intellectual Property that is necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.7, to the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, in the ordinary course of business by the Company infringes upon or conflicts with any rights owned by any other Person, except where any such infringement or conflict, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and no Material claim or litigation regarding any of the foregoing is pending or threatened.

               (b) Except as set forth on Schedule 4.7, the Company does not own any Material Trademarks, Patents or Copyrights and does not have any Material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof. The registrations for the Collateral disclosed on Schedule 4.7 are valid and subsisting and in full force and effect to the extent they are necessary and Material for the operation of the business of the Company in the reasonable business judgment of the Company, except where the failure to maintain a valid and subsisting registration with respect to such Trademarks, Patents or Copyrights, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the Material Patents or Copyrights necessary for the operation of the business of the Company in the reasonable business judgment of the Company have been abandoned or dedicated, except where such abandonment or dedication, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.8 Title to Property; Leases.

          Except as set forth on Schedule 4.8, the Company has good and sufficient title to or otherwise has the right to use its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 4.4 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects. Without limiting the foregoing, the Company is the legal and beneficial owner of the Collateral. The Company has sufficient rights in the Collateral to grant the Liens with respect thereto set forth herein.

     Section 4.9 Existing Indebtedness; Future Liens.

               (a) Except for the Senior Secured Indebtedness, the Notes, the Senior Subordinated Notes and the Indebtedness represented by trade creditors in the ordinary course of business, the Company does not have any outstanding Indebtedness. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment.

               (b) Except in respect of any Senior Secured Indebtedness and the Notes, (a), the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

     Section 4.10 Status under Certain Statutes.

          The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     Section 4.11 Insurance.

     There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and businesses against losses and risks as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

     Section 4.12 Environmental Matters.

               (a) The Company has no knowledge of any claim nor has it received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

               (b) Except as set forth on Schedule 4.12, the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

               (c) The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

               (d) All buildings on all real properties now owned, leased or operated by the Company, are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 4.13 Survival

     The representations and warranties contained herein shall survive until the payment in full in cash of all Obligations due and owing under this Agreement and the Notes.

ARTICLE V.

COVENANTS

     Section 5.1 Payment of Notes.

     Payments of principal and interest becoming due and payable on the Notes shall be made no later than 10:00 a.m., New York City time on the day when due, to each Holder at the address set forth in Section 12.1 or as otherwise recorded in the Note Register. Upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Holder shall surrender its Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by Holder, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 2.4.

     The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Holders in each case at the rate provided in the Notes and in this Section 5.1. The Company shall notify each Holder in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix such payment date. At least 15 days before the payment date, the Company shall mail or cause to be mailed to each Holder a notice that states the payment date and the amount of such defaulted interest to be paid.

     Notwithstanding anything to the contrary contained in this Agreement, the Company may, to the extent it is required to do so by a Requirement of Law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     Section 5.2 Corporate Existence.

     Except as otherwise permitted by Articles V and VI, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries (if any) in accordance with the respective organizational documents of the Company and each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary.

     Section 5.3 Access.

     The Company shall, at any reasonable time and from time to time, upon prior reasonable notice, permit the Collateral Agent (a) to examine and make copies of and abstracts from its records and books of account as they relate to the Collateral, (b) reasonable access to visit its properties and inspect the Collateral to the extent practicable, (c) to discuss its affairs, finances and accounts with any Officer or director and (d) to communicate directly with its independent certified public accountants. The Company shall keep proper books of record and account, in which full and correct entries in all Material respects shall be made of all of its financial transactions, assets and business in conformity with GAAP and all Requirements of Law.

     Section 5.4 Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries’ properties and (ii) all lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon its properties or any of its Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and by appropriate proceedings properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

     Section 5.5 Maintenance of Properties and Insurance.

               (a) The Company shall maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business. The Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and existence its Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks and Trademark Licenses, except in so far as failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry (provided that insurance with respect to the OrbView Satellite shall be governed by clause (c) below).

               (c) In addition to the foregoing, the Company shall obtain or maintain (as applicable) in full force and effect insurance covering satellite Checkout and on-orbit operations (the “Continuing Insurance Policy”) with respect to the OrbView Satellite, at all times following the date the Initial Insurance Policy terminates, for total coverage in the amount of the lesser of (x) $50,000,000, (y) the maximum amount of coverage which the Company is able to obtain at such time in the insurance market and (z) an amount equal to 70% of the aggregate principal amount and accrued and unpaid interest of all Senior Secured Indebtedness, Notes and Senior Subordinated Notes then outstanding. Notwithstanding the foregoing, if the related premium to be paid by the Company to obtain such coverage would exceed $3,000,000, then the total coverage shall be the maximum amount of coverage which the Company can obtain at such time in the insurance market by paying a premium of $3,000,000; provided, however, in no event shall the total coverage be less than the amount of then outstanding Senior Secured Indebtedness and Notes, including accrued and unpaid interest thereon. Such insurance shall be payable in the event that the OrbView Satellite fails to Checkout because it cannot be, or after Checkout it ceases to be, used for commercial revenue producing service (provided that such insurance may contain customary provisions for deductible payments and minimum thresholds for satellite failure).

     Within 30 days following any date on which the Company is required to obtain insurance pursuant to this clause (c), the Company will deliver to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an insurance certificate certifying the amount of insurance then carried, that the Collateral Agent (for the benefit of the Holders) has been named loss payee thereunder, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter that the Company shall be named loss payee, and that the insurance is in full force and effect, and an Officers’ Certificate stating that such insurance, together with any other insurance maintained by the Company, complies with this Agreement. In addition, the Company will cause to be delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle each Holder to (i) notice of any claim under any such insurance policy; and (ii) at least 30 days’ notice from the provider of such insurance prior to the cancellation of any such insurance and an Officers’ Certificate that complies with the first sentence of this paragraph.

     The Company shall not, directly or indirectly, amend, modify, cancel or replace the Initial Insurance Policy or, if applicable, the Continuing Insurance Policy, in any Material respect, without the consent of all of the Holders for so long as the Holders hold the security interest in the Collateral granted to the Holders herein.

     Section 5.6 Compliance Certificate; Notice of Default.

               (a) The Company shall deliver to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, within 90 days after the end of each of the Company’s fiscal years, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Agreement and further stating, as to each such Officer signing such certificate, that to the best of such officer’s knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and that, to each Officer’s knowledge, at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 5.8 shall be accompanied by a written report of the Company’s independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article V, VI or VII of this Agreement insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written report of the Company’s independent accountants cannot be obtained, the Company shall deliver to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Officers’ Certificate certifying that it has used its best efforts to obtain such written report but was unable to do so.

               (c) If any Default or Event of Default has occurred and is continuing or if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Agreement or the Notes, the Company shall deliver to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, at its address set forth in Section 12.1 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence and what action the Company is proposing to take with respect thereto. In addition, the Company shall provide prompt written notice to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, of any Checkout Failure Event or any circumstances which could reasonably lead to a Checkout Failure Event which in any event shall be delivered not more than 24 hours after the Company discovers such Checkout Failure Event or such circumstances which could reasonably lead to a Checkout Failure Event.

     Section 5.7 Compliance with Laws.

     The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law in respect of the conduct of its businesses and the ownership of its properties. The Company shall notify the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, in writing of any violation of any Requirement of Law and which has or may have a Material Adverse Effect.

     Section 5.8 Reports.

     Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to each Holder within the time periods specified in the Commission’s rules and regulation, copies of:

          (i) all Forms 8-K, 10-Q and 10-K (including any amendments thereto) filed with the Commission and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants; and

          (ii) if the Company is not required to file such reports with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants, and all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     Section 5.9 Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.10 Limitation on Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment.

     Section 5.11 Limitation on Transactions with Affiliates.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

                    (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                    (ii) the Company delivers to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder: (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2.5 million, (x) a determination by the disinterested members of the Board of Directors of the Company made in good faith (evidenced by a resolution approved by at least a majority of the disinterested members of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder) or (y) an opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary of the Company involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to development, launch and operations of satellites and remote imaging-related matters, a nationally recognized expert in the respective applicable industry; and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, an opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary of the Company involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to development, launch and operations of satellites and remote imaging-related matters, a nationally recognized expert in the respective applicable industry.

               (b) The following shall not be deemed Affiliate Transactions:

                    (i) any employment agreement, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries with any of their respective employees in the ordinary course of business and approved by the Board of Directors of the Company;

                    (ii) transactions between or among the Company and/or the Guarantors;

                    (iii) Permitted Investments of a type referred to in clauses (i), (iii) and (iv) of the definition of Permitted Investments;

                    (iv) the sale of common Equity Interests (other than Disqualified Stock) of the Company for cash to an Affiliate of the Company;

                    (v) transactions pursuant to agreements entered into with resellers (other than any such reseller that is an Affiliate of any Person (other than the Company or any of its Subsidiaries) who owns, directly or indirectly, 5% or more of the Voting Equity Interests of any of the Company or its Subsidiaries or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company or any of its Subsidiaries, whether by agreement or otherwise) of the Company’s products and services on terms no less favorable to the Company, in the aggregate taking the totality of the circumstances into consideration, than the Company’s standard agreements entered into with such parties in the ordinary course of business;

                    (vi) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; and

                    (vii) the sale of securities (other than common Equity Interests) of the Company for cash to an Affiliate of the Company; provided that: (A) an amount of such securities at least equal to the amount sold to such Affiliate have been or are being sold substantially simultaneously to Persons that are not Affiliates of the Company; (B) the price per security paid by such Affiliate is no less than the price paid by such non-Affiliates; and (C) the Company shall not have entered into any other arrangement with such non-Affiliates to induce such non-Affiliates to purchase such securities.

     Section 5.12 Limitation on Incurrence of Indebtedness or Issuance of Disqualified Stock.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or any Disqualified Stock except:

               (a) Senior Secured Indebtedness not to exceed $15,000,000 in aggregate principal amount at any one time outstanding;

               (b) Indebtedness represented by the Notes and this Agreement;

               (c) Indebtedness represented by Senior Subordinated Notes;

               (d) Indebtedness under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of payments due with respect to the Indebtedness being hedged thereby and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as a result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers’ compensation bonds or other obligations of a like nature incurred in the ordinary course of business;

               (e) Indebtedness of any Unrestricted Subsidiary of the Company that is Non-Recourse Debt; provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary;

               (f) Indebtedness owed to and held by the Company or any Guarantors (the Indebtedness incurred pursuant to this clause (f) being hereafter referred to as “Intercompany Indebtedness”); provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any Guarantors, (y) any sale or other disposition of Equity Interests of the Company’s Restricted Subsidiaries which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or (z) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

               (g) Indebtedness of the Company or any of its Restricted Subsidiaries that is Non-Recourse Debt to finance purchase money obligations;

               (h) Indebtedness of the Company or any of its Restricted Subsidiaries (“Permitted Refinancing Indebtedness”) incurred to refinance, replace or refund Indebtedness (“Refinanced Indebtedness”) incurred pursuant to clauses (a) and (b), of this Section 5.12; provided that: (x) the aggregate principal amount of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including accrued and unpaid interest thereon and the amount of all expenses, discounts and premiums incurred in connection therewith); and (y) the Permitted Refinanced Indebtedness is on terms at least as favorable to the Holders as those contained in the documentation governing the Refinanced Indebtedness;

               (i) Capital Lease Obligations in an aggregate amount for all such Persons not to exceed $5 million at any one time outstanding; and

               (j) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, in addition to that described in clauses (b) through (i) of this Section 5.12, so long as the aggregate principal amount of all such Indebtedness, together with any Senior Secured Indebtedness permitted to be incurred pursuant to clause (a) shall not exceed $15 million outstanding at any one time in the aggregate.

     Section 5.13 Dividend and Other Payment Restrictions Affecting Subsidiaries.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                    (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

                    (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                    (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                    (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

               (b) The restrictions set forth in clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

                    (i) this Agreement and the Notes;

                    (ii) Senior Secured Indebtedness;

                    (iii) applicable law;

                    (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                    (v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business;

                    (vi) purchase money obligations for property acquired in the ordinary course of business and consistent with industry practice that impose restrictions of the nature described in clause (iii) above on the property so acquired;

                    (vii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness;

                    (viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                    (ix) restrictions relating to Permitted Liens that limit the right of the debtor to transfer the asset or assets subject to such Permitted Lien; or

                    (x) in the case of clauses (i), (ii), (iv), (v), (vi), (vii), and (viii) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

     Section 5.14 Limitation on Change of Control.

               (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”).

               (b) Within ten days following the date on which any Change of Control occurs (the “Change of Control Date”), the Company shall send, by first class mail, a notice to each Holder at its last registered address which notice shall govern the terms of the Change of Control Offer. The notice to each Holder shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The notice shall state:

                    (i) that the Change of Control Offer is being made pursuant to this Section 5.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

                    (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

                    (iii) that any Note not tendered will continue to accrue interest;

                    (iv) that, unless the Company defaults in making payment therefore, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                    (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Notes purchased;

                    (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                    (viii) the circumstances and relevant facts regarding such Change of Control.

               (c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer; and (ii) deposit an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered into a segregated account for such purpose. The Company shall promptly mail to each Holder the Change of Control Payment for such Notes, and to each Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof.

               (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 5.15 Limitation on Sales of Assets and Subsidiary Interests.

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless:

                    (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

                    (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary, as the case may be, consists of (a) cash or Cash Equivalents or (b) the assumption of Indebtedness (other than Indebtedness that is subordinated) of the Company or such Restricted Subsidiary and the release of the Company and the Restricted Subsidiaries, as applicable, from all liability on the Indebtedness assumed; and

                    (iii) the aggregate Fair Market Value of all non-Cash Consideration received therefore by the Company or such Restricted Subsidiary, as the case may be, when aggregated with the Fair Market Value of all other non-Cash Consideration received by the Company and its Restricted Subsidiaries from all other Asset Sales since the Issue Date that has not yet been converted into cash or Cash Equivalents (in either case, in U.S. dollars or freely convertible into U.S. dollars), does not exceed (without duplication) 5% of the aggregate Consolidated Tangible Net Assets of the Company at the time of such Asset Sale; provided, however, that any securities, notes or similar obligations received by any of the Company or such Restricted Subsidiaries from such transferees that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of clauses (ii) and (iii).

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds to: (i) make Capital Expenditures permitted by Section 5.21 hereof, and (ii) repay Senior Secured Indebtedness. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $7.5 million (the “Asset Sale Offer Trigger Date”), the Company will be required to make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase on a date not less than 30 nor more than 45 days following the Asset Sale Offer Trigger Date the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (and not solely the amount in excess of $7.5 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in clause (b) below. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general business purposes. If the aggregate amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Holders will select the Notes to be purchased on a pro rata basis in accordance with the procedures set forth in Section 3.4.

     Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero. The Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

     If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

               (b) Each notice of an Asset Sale Offer pursuant to this Section 5.15 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Asset Sale Offer Trigger Date to each Holder at its last registered addresses determined as of a date within 15 days of the mailing of such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state the following terms:

                    (i) that the Asset Sale Offer is being made pursuant to Section 5.15 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Excess Proceeds, the Holders shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Holders so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                    (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Asset Sale Offer, or such longer period as required by law) (the “Proceeds Purchase Date”);

                    (iii) that any Note not tendered will continue to accrue interest;

                    (iv) that, unless the Company defaults in making payment therefore, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Proceeds Purchase Date;

                    (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

                    (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased; and

                    (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

     On or before the Proceeds Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with this Section 5.15, (ii) deposit an amount sufficient to pay the purchase price plus accrued interest of all Notes to be purchased into a segregated account for such purpose and (iii) deliver to each Holder Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company. The Company shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price plus accrued interest.

     Any amounts remaining after the purchase of Notes pursuant to an Asset Sale Offer shall be returned to the Company’s general account.

               (c) The foregoing provisions shall not apply to the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall be governed by the provisions of Article VI.

     Section 5.16 Limitation on Liens.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any asset or property now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

     Section 5.17 Business Activities.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than that which is related to the design, development and operation of remote imaging satellites and the worldwide marketing and sales of remote imagery-based products and services.

     Section 5.18 Limitations on Sale and Leaseback Transactions.

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of the Sale and Leaseback Transaction; (ii) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the covenants contained in Section 5.15 hereof; and (iii) the Company or such Restricted Subsidiary would be entitled under Section 5.12 hereof to incur Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant) in respect of such Sale and Leaseback Transaction.

     Section 5.19 Limitation on Sale of Capital Stock of Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock or other ownership interests in a Restricted Subsidiary of the Company or securities convertible or exchangeable into, or options, warrants, rights or other interest with respect to, Capital Stock of or other ownership interests in a Restricted Subsidiary of the Company to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company) except in a transaction that consists of a sale of all of the Capital Stock of or other ownership interests, such that the Subsidiary no longer constitutes a Subsidiary, in such Subsidiary owned by the Company and any Subsidiary of the Company that complies with the provisions contained in Section 5.15 and Article VI hereof to the extent such provisions apply.

     Section 5.20 Designation of Restricted and Unrestricted Subsidiaries.

               (a) The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if the Company could make an Investment (other than a Restricted Investment) in such Subsidiary under Section 5.10 hereof and the Subsidiary to be so designated:

                    (i) has no Indebtedness other than Non-Recourse Debt;

                    (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                    (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation: (1) to subscribe for additional Equity Interests; or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

                    (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any of the Company or any of its Restricted Subsidiaries;

                    (v) in the case of a corporate entity or limited liability company, has at least one director on its board of directors and at least one executive officer, in each case who is not a director or executive officer of the Company or any of its Restricted Subsidiaries; and

                    (vi) has no Subsidiaries that are Restricted Subsidiaries.

provided, however, that in the case of a Restricted Subsidiary to be so designated as an Unrestricted Subsidiary, neither the Company nor any Restricted Subsidiary shall at the time of such designation or at any time thereafter be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other Obligation of the Subsidiary to be so designated (including any right to take enforcement action against such Unrestricted Subsidiary).

     Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in compliance with this Section 5.20, such Restricted Subsidiary shall be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

               (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, such designation is permitted, and is compliance with Section 5.12 hereof (with any Indebtedness of such Unrestricted Subsidiary existing at the time of such designation being treated as an incurrence of such Indebtedness for purposes of Section 5.12 hereof), and no default or Event of Default shall have occurred and be continuing or would result therefrom.

     Section 5.21 Limitations on Capital Expenditures.

     The Company shall not pay or cause to be paid, any amounts for Capital Expenditures unless it has complied with this Section. For the year ended December 31, 2003, the Company may make Capital Expenditures up to and including $4,300,000. For the period from January 1, 2004 to December 31, 2004, the Company may make Capital Expenditures up to and including $4,000,000, plus the amount, if any, by which Capital Expenditures in 2003 did not equal the maximum amount allowed hereunder for such year. For every twelve-month period thereafter, the Company may make Capital Expenditures up to and including $2,500,000, plus the amount, if any, by which Capital Expenditures in prior periods had not equaled the maximum amount allowed hereunder for such periods. Notwithstanding the foregoing, the Company may make additional Capital Expenditures during any period, provided that the funds for such Capital Expenditures consist of proceeds from the sale of Equity Interests of the Company.

     Section 5.22 Preferred Terms.

     In the event the indenture governing the Senior Subordinated Notes and/or the Senior Subordinated Notes include, at any time, terms more favorable to the holders of the Senior Subordinated Notes than the Holders, this Agreement and the Notes shall be promptly modified by the parties hereto to include such favorable terms.

     Section 5.23 Default on Notes.

     The Company shall not make any payment or distribution to the holders of the Senior Subordinated Notes in respect of Obligations with respect to the Senior Subordinated Notes and may not acquire from any such holder any Senior Subordinated Notes for cash or property until all Obligations with respect to the Notes have been paid in full if: a Default in the payment of any Obligations with respect to the Notes occurs and is continuing that permits the Holders to accelerate its maturity or the maturity of which has been accelerated; the Company receives a notice of or has actual knowledge of a Default, other than a payment default, under the Notes permitting an acceleration thereof or that would permit an acceleration thereof with the giving of notice or the passage of time or both; or any judicial proceeding shall be pending with respect to a Default on the Notes. Without limiting the foregoing, if an Event of Default occurs and is continuing and has not been previously waived pursuant to Section 7.4, then the Majority Holders may deliver a written notice to the Company (with which the Company shall comply) restricting the Company from making any payments or distributions to each holder of the Senior Subordinated Notes in respect of Obligations with respect to the Senior Subordinated Notes and acquiring from any such holder any Senior Subordinated Notes for cash or property until all Obligations with respect to the Notes have been paid in full. The Company shall not modify any provisions contained in the indenture governing the Senior Subordinate Notes relating to the subordination of the Senior Subordinated Notes to the Notes.

     Section 5.24 Settlement of Insurance Claims.

     For so long as the Holders hold the security interest in the Collateral granted by the Company herein, the Company shall not settle any claim with an underwriter under the Initial

Insurance Policy or, if applicable, the Continuing Insurance Policy without the prior written consent of the Collateral Agent.

     Section 5.25 Subsidiary Guarantees.

     If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Agreement, excluding all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Agreement for so long as they continue to constitute Unrestricted Subsidiaries, then the Company shall cause such newly acquired or created Subsidiary to become a Guarantor hereunder and to execute and deliver to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, a Subsidiary Guarantee within five Business Days of such acquisition or creation.

     Section 5.26 Collateral

     Notwithstanding anything contained herein to the contrary, the Company agrees from and after the date of this Agreement until the Holders no longer hold the security interest in the Collateral granted in Article X:

               (a) The Company (i) will not sell or otherwise dispose of, or grant any option or other interest with respect to, any of the Collateral, (ii) will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens created pursuant to this Agreement or a Lien in the OrbView Satellite in favor of the holders of the Senior Secured Indebtedness, (iii) will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than with respect to any Lien in favor of the Holders of the Senior Secured Indebtedness), and (iv) will at all times be the sole beneficial owner of the Collateral.

               (b) The Company will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the rights or remedies of the Holders or the Collateral Agent hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral, or (ii) with regard to the Collateral, fail to pay or discharge any tax, assessment or levy of any nature due with respect thereto later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment.

     (c) The Company will not use the Collateral in violation of any Requirement of Law or rights to any third parties.

     Section 5.27 Limitation on Payments for Consent.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid to all Holders which so consent, waive or agree to amend.

ARTICLE VI.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Section 6.1 Mergers, Consolidations and Sales of Assets.

               (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

                    (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                    (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes and this Agreement;

                    (iii) immediately after such transaction, no Default or Event of Default exists;

                    (iv) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                    (v) the Company and the surviving entity shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a Subsidiary Guarantee is required in accordance with this Agreement, such Subsidiary Guarantee, comply with all applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

               (b) The Company will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

                    (i) the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) will expressly assume all the obligations of such Guarantor under its Subsidiary Guarantee; and

                    (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Agreement are complied with.

               (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Section 6.2 Successor Substituted.

     Upon any consolidation of the Company with, or merger of either of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entity in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer to the successor corporation or entity and not the Company), and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with, the provisions of Section 6.1 hereof.

ARTICLE VII.

EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 Events of Default.

     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) default for five days in the payment when due of interest on the Notes;

                    (ii) default in payment when due (whether at maturity, upon redemption or repurchase or acceleration, or otherwise) of the principal of or premium (if any) on the Notes;

                    (iii) default in the payment of principal or interest on the Notes required to be redeemed pursuant to Section 3.7 or purchased pursuant to Section 5.14 or Section 5.15 or failure by the Company to comply with the provisions of Article VI;

                    (iv) failure by the Company or any of its Restricted Subsidiaries to comply with any of their other covenants in this Agreement or the Notes or to remedy a breach of a representation or warranty of the Company contained in this Agreement, in each case within 30 days of the earlier of (A) receipt of notice to the Company by the Majority Holders and (B) actual knowledge by the Company of such failure;

                    (v) default under any indenture, mortgage or instrument (other than the Senior Secured Indebtedness) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by any the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default:

                         (A) is caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

                         (B) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity;

and, in each case described in clause (A) and (B) of this paragraph, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, in the case of clause (iii), aggregates $1 million or more;

                    (vi) default under any instruments governing Senior Secured Indebtedness, which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity or the right of the holders of the Senior Secured Indebtedness to delay payment or distribution to each Holder pursuant to Article XI;

                    (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefore is not in excess of $1 million) aggregating in excess of $1 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

                    (viii) any Subsidiary Guarantee is, or Subsidiary Guarantees are, held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, including any denial or disaffirmation by a Guarantor or group of

Guarantors of its or their Obligations under its or their Subsidiary Guarantee(s), and such default continues for ten days after written notice, if such Guarantor individually is a Significant Subsidiary or if such group of Guarantors in the aggregate, would be considered a Significant Subsidiary if taken together;

                    (ix) default by the Company in the performance of any covenant set forth in Article X, or repudiation by the Company of any of its obligations under Article X or the unenforceability of Article X against the Company for any reason which in any one case or in the aggregate results in an impairment of the rights intended to be afforded thereby;

                    (x) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary of the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Company or any Restricted Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

                    (xi) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the either of Company or any Restricted Subsidiary of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary of the Company in furtherance of any such action.

     Section 7.2 Acceleration.

               (a) If an Event of Default, other than an Event of Default specified in Section 7.1(x) or (xi) with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, if considered to be one entity when taken together, would constitute a Significant Subsidiary, occurs and is continuing and has not been previously waived pursuant to Section 7.4, then the Majority Holders may declare the principal of and accrued interest on all the outstanding Notes to be due and payable by notice in writing to the Company specifying the respective Event of Default, such notice to be deemed a “notice of acceleration” (an “Acceleration Notice”), and the same shall become immediately due and payable.

               (b) If an Event of Default specified in Section 7.1(x) or (xi) with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, if considered to be one entity when taken together, would constitute a Significant Subsidiary occurs and is continuing, then all unpaid principal of, and premium (if any) and accrued and unpaid interest on all of the outstanding Notes shall become immediately due and payable without further action or notice on the part of any Holder.

               (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 7.2(a), the Majority Holders may rescind and cancel such declaration and its consequences, but only: (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, together with any other fees or costs including attorneys’ fees incurred by the Collateral Agent or the Holders in connection with such declaration, and (iv) if the Holders and the Collateral Agent shall have received an Officers’ Certificate that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 7.3 Remedies upon Event of Default.

     If an Event of Default shall have occurred:

               (a) Upon the acceleration of the Notes in accordance with the terms of this Agreement, the Collateral Agent shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or under any other agreement executed by Company, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof, in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and expenses (including, without limitation, any costs incurred in connection with protection or assertion of their rights under this Agreement or the Bankruptcy Code in a bankruptcy or reorganization of the Company) thereby incurred by the Collateral Agent and toward payment of the Obligations in such order or manner as the Collateral Agent may elect. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Company. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value or is or becomes of a type sold in a recognized market, the Collateral Agent shall give the Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Collateral Agent. The Collateral Agent and its agents shall have the right to enter upon any real property owned or leased by the Company to exercise any of its rights or remedies under this Agreement and the Company shall fully cooperate and assist in obtaining any governmental approvals or clearances necessary for such purposes. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and any such sale may, without further notice, be made at the time and place to which it was adjourned. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay its Obligations under this Agreement and the Notes and all other amounts to which the Collateral Agent is entitled, the Company also being liable for the fees and expenses of any attorneys employed by the Collateral Agent to collect such deficiency. Except as expressly set forth herein, the Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

               (b) The Company further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 7.3 valid and binding and in compliance with any and all other applicable Requirements of Law. The Company further agrees that a breach of any of the covenants contained in this Section 7.3 will cause irreparable injury to the Collateral Agent and the Holders, that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.3 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

               (c) All rights to marshaling of assets of the Company, including any such right with respect to the Collateral, are hereby waived by the Company. The Company shall not contest or support any other Person in contesting the validity or priority of the security interests created under this Agreement.

               (d) The Company, at the Collateral Agent’s request, will assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company’s premises or elsewhere.

     In addition to the foregoing, if an Event of Default occurs and is continuing, the Majority Holders may pursue any available remedy by proceeding at law or in equity to enforce the performance of any provision of the Notes or this Agreement.

     A delay or omission by the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 7.4 Waiver of Past Defaults.

     Subject to Sections 7.6 and 9.1, at any time prior to a declaration of acceleration with respect to the Notes in accordance with Section 7.2(a), the Majority Holders may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal or premium (if any) of or interest on any Note as specified in clauses (i) and (ii) of Section 7.1. Such waiver by the Holders shall not constitute a waiver by the Holders of any subsequent Default or Event of Default.

     Section 7.5 Limitation on Suits.

     A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood and intended that no one or more Holders shall have any right by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders, or to enforce any right under this Agreement except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Nothing contained in this Agreement shall limit the rights of any Holder to institute a suit for the enforcement of the payment of principal and premium (if any) or interest on its Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Agreement or any remedy hereunder, including, without limitation, acceleration, by the Majority Holders, provided that upon institution of any proceeding or exercise of any remedy, such Holder provide the other Holders with prompt notice thereof. Upon any such payment of principal and premium (if any) or interest on its Note, such Holder shall not be required to deliver any of such monies to the other Holders of outstanding Notes.

     Section 7.6 Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal of, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 7.7 Priorities.

     If the Collateral Agent or any Holder, or group of Holders collects any money or property pursuant to this Article VII, except in the case of a suit for the enforcement of the payment of principal and premium (if any) or interest on such Holder’s Note on or after the respective due dates set forth in such Note, it shall pay out the money in the following order:

     First: if the Holders are forced to proceed against the Company, to the Collateral Agent and/or such Holders for their collection costs including, without limitation, any costs incurred in connection with protection or assertion of their rights under this Agreement or under the Bankruptcy Code in a bankruptcy or reorganization of the Company;

     Second: to Holders for amounts due and unpaid on the Notes for principal and premium (if any) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

     Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     Section 7.8 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.8 does not apply to a suit by a Holder pursuant to Section 7.6, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE VIII.

DEFEASANCE AND SATISFACTION AND DISCHARGE

     Section 8.1 Legal Defeasance and Covenant Defeasance.

               (a) Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may at its option, by an appropriate board resolution evidenced by an Officers’ Certificate, at any time (subject to ten-day prior written notification to the Collateral Agent, while there is a security interest in such insurance pursuant to Article X, and thereafter, to each Holder), elect to have the provisions of either Section 8.1(b) or (c) applied to the outstanding Notes upon compliance with the conditions set forth below in this Article VIII. At no time is the Company permitted to defease the Senior Subordinated Notes unless and until the Obligations represented by the Notes have been paid in full, including in accordance with this Article VIII.

               (b) Legal Defeasance and Discharge Upon the Company’s exercise of the option provided in Section 8.1(a) applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other Obligations under such Notes and this Agreement insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive, solely from the trust fund described in Section 8.1(d) and as more fully set forth in such Section, payments in respect of the principal and premium (if any) of and interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to such Notes under Sections 2.4, 2.5 and 5.2, and (iii) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).

               (c) Covenant Defeasance. Upon the Company’s exercise of the option provided in Section 8.1(a) applicable to this Section and compliance with Section 8.1(d), (i) the Company shall be released from its obligations under Sections 5.5 through 5.26, inclusive, and (ii) the occurrence of an event specified in Section 7.1(iv) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Agreement and such Notes shall be unaffected thereby.

               (d) Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.1(b) or 8.1(c) to the outstanding Notes:

                    (i) The Company shall irrevocably have deposited or caused to be deposited funds in an irrevocable trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes: (A) cash in U.S. dollars, or (B) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the trustee (the “Trustee”) of such trust (with a copy to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder), to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal and premium (if any) of, and interest on the Notes at the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Agreement and of such Notes;

                    (ii) No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                    (iii) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Agreement or any other agreement or instrument to which the Company is a party or by which it is bound;

                    (iv) The Company shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Opinion of Counsel to the effect that after the 91st day (or such applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally including avoidance as a preference under Section 547 of the Bankruptcy Code;

                    (v) The Company shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                    (vi) The Company shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.1(b) or the Covenant Defeasance under Section 8.1(c), as the case may be, have been complied with;

                    (vii) In the case of an election under Section 8.1(b), the Company shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Agreement there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                    (viii) In the case of an election under Section 8.1(c), the Company shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                    (ix) The Company shall have delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Opinion of Counsel to the effect that such deposit and Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

     Section 8.2 Satisfaction and Discharge.

     In addition to the Company’s rights under Section 8.1, the Company may terminate all of its obligations under this Agreement when:

                    (a) all Notes theretofore delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to each Holder for cancellation or all such Notes not theretofore delivered to each Holder for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire principal and premium (if any) of and interest on the Notes not theretofore delivered to the Company for cancellation;

                    (b) the Company has paid or caused to be paid all other sums payable hereunder;

                    (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

                    (d) the Company has delivered to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Agreement have been complied with.

     Section 8.3 Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Agreement and of the Notes referred to in Section 8.1 or 8.2, the obligations of the Company under Sections 2.2, 2.3, 2.4, 2.5, 5.1, 5.2, 7.6 and Section 8.4 shall survive until no Notes are outstanding, and thereafter the obligations of the Company under Section 8.4 shall survive.

     Section 8.4 Application of Trust Moneys and Government Securities.

     Subject to the provisions of Section 2.4, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.1(d)(i) in respect of the Notes shall be held in trust and applied by the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, to each Holder, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or through any Paying Agent as the Trustee may determine, to each Holder of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) of and interest on the Notes, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 8.1(d)(i) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request by an Officers’ Certificate any money or

Government Securities held by it as provided in Section 8.1(d)(i) which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

ARTICLE IX.

AMENDMENTS AND WAIVERS

     Section 9.1 With Consent of Holders.

     Subject to Section 7.6, the Company, when authorized by an appropriate board resolution evidenced by an Officers’ Certificate and by the Majority Holders may amend this Agreement and the Notes with the consent of the Majority Holders (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Agreement, or the Notes may be waived with the consent of the Majority Holders (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes).

     Without the consent of each Holder of each Note affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

                    (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

                    (b) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes (other than provisions set forth in Sections 5.14 and 5.15 of this Agreement);

                    (c) reduce the rate of or change the time for payment of interest on any Note or extend the PIK Period;

                    (d) waive a Default or Event of Default in the payment of principal and premium (if any) of, and interest on, the Notes (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

                    (e) make any Note payable in money other than that stated in the Notes;

                    (f) make any change in provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal and premium (if any) of, and interest on, the Notes;

                    (g) waive a redemption payment with respect to any Note (other than a payment required by Section 5.14 and 5.15); or

                    (h) make any change in the amendment and waiver provisions of this Section 9.1.

     Section 9.2 Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Company received before the date on which the Holders receive an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.1, in which case, the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

ARTICLE IV.

SECURITY

     Section 10.1 Pledge and Grant of Security Interest

               (a) The Company hereby pledges and grants to the Holders ratably, a continuing first priority security interest in and to, and Lien upon, all of the Company’s right, title and interest in the Collateral, free and clear of any other Liens thereon (provided that the security interest granted in and to the OrbView Satellite and the Procurement Agreement shall be a second priority security interest if and only if and only for so long as holders of Senior Secured Indebtedness hold a first priority security interest therein). Immediately following the earlier of (i) receipt by the Collateral Agent of the Checkout Notice and (ii) payment in full in cash of all Obligations due and owing under this Agreement and the Notes or the day on which all of the Notes have been defeased in accordance with this Agreement, if no Default or Event of Default is continuing, the security interest in the Collateral evidenced by this Article X shall terminate and be of no further force and effect.

               (b) The Company shall have no right to transfer, pledge, sell, replace or otherwise dispose of any financial asset, cash or other property now or hereafter comprising Collateral without the prior written consent of the Collateral Agent for so long as the security interest evidenced by this Article X is in force and effect. If at any time the Collateral Agent shall receive any entitlement order from the Majority Holders (including, without limitation, any order directing the sale, transfer or redemption of any financial asset relating to, or cash or other item credited to, Collateral), the Collateral Agent shall comply with such entitlement order, without further consent by the Company or any other Person and the Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact as necessary to effect any such order, including the filing of any claim under the Initial Insurance Policy.

     Section 10.2 Security for Obligations.

     The Collateral secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations.

     Section 10.3 Further Assurances.

     The Company agrees promptly to take such actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure assignments, instruments and such other or different writings as the Collateral Agent may reasonably request, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary to perfect, continue the perfection of, confirm and assure the priority of the Holders’ security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third Persons, or to otherwise effect the purposes of this Agreement. The Company also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of the Company (to the extent permitted by applicable law). The Company will promptly pay all costs (including, without limitation, any costs incurred in connection with protection or assertion of their rights under this Agreement or the Bankruptcy Code in a bankruptcy or reorganization of the Company) incurred by the Collateral Agent in connection with any of the foregoing.

     Section 10.4 Power of Attorney

               (a) The Company hereby appoints and constitutes the Collateral Agent as the Company’s attorney-in-fact with full power of substitution to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

                    (i) collection of proceeds of any Collateral;

                    (ii) conveyance of any item of Collateral to any purchaser thereof as specified herein;

                    (iii) giving of any notices or recording of any Liens pursuant to Section 10.3 hereof;

                    (iv) making any payments or taking any acts pursuant to Section 10.5 hereof;

                    (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and any such payments made by the Collateral Agent shall become Obligations of the Company to the Collateral Agent, due and payable immediately upon demand; and

                    (vi) taking any acts pursuant to Section 10.10 hereof.

               (b) Without limiting the foregoing, the Collateral Agent’s authority under this Section 10.4 shall include the authority to take possession of and endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Company, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, to the extent permitted by applicable law, sign the Company’s names on all financing statements or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, process or perfect the security interest in the Collateral, and to file the same, and to prepare, sign the Company’s name and file any notice of Lien, to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, to defend any suit, action or proceeding brought against the Company with respect to any Collateral, to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate, to file any claim under the Initial Insurance Policy or the Continuing Insurance Policy or to otherwise act on behalf of the Company in the event of a loss event under the Initial Insurance Policy or the Continuing Insurance Policy and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and shall be irrevocable by the Company.

               (c) The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by this Agreement, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

               (d) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall not be deemed to have knowledge of an Event of Default under this Agreement unless informed in writing by the Company or by any Holder.

               (e) The Collateral Agent shall not be required to exercise any remedies hereunder unless requested in writing to do so by the Majority Holders and only if furnished with indemnity reasonably satisfactory to the Collateral Agent. The Collateral Agent may consult with counsel and shall not be liable for any action taken in good faith in reliance upon advice of counsel except for gross negligence or willful misconduct. The Collateral Agent makes no representation or warranty and shall have not responsibility concerning the value or validity of the Collateral or the validity or perfection of the pledge thereof or any security interest therein.

               (f) The Collateral Agent may at any time on 30 days’ notice to the Company and the Holders resign hereunder. Upon any such resignation the Majority Holders shall promptly appoint another financial institution to act as Collateral Agent hereunder and such resignation shall become effective upon the acceptance of the appointment by the successor; provided, however, that if the Majority Holders do not appoint a new Collateral Agent within 30 days’ of receipt of the notice of resignation, the resigning Collateral Agent shall appoint its successor.

               (g) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which a prudent financial institution similarly situated would accord its own property, it being understood that neither the Collateral Agent nor the Holders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any such Person has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     Section 10.5 Collateral Agent May Perform.

     If the Company fails to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform or cause performance of such agreement, and the expenses incurred by or on behalf of the Collateral Agent in connection therewith shall be reimbursable by the Company.

     Section 10.6 No Assumption of Duties.

     The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith other than those imposed under applicable law.

     Section 10.7 Indemnity.

     The Company agrees to pay, and hold harmless, the Holders, the Collateral Agent and their respective directors, officers, agents and employees (each “Indemnitee”) from and against any and all liabilities, losses, damages and expenses of any kind, including the reasonable fees and disbursements of counsel (including, without limitation, any costs incurred in connection with protection or assertion of their rights under this Agreement or the Bankruptcy Code in a bankruptcy or reorganization of the Company), which are incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or the Notes, including, without limitation (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement. The obligations of the Company under this Section 10.7 shall survive the resignation or removal of the Collateral Agent or the termination of this Agreement.

     Section 10.8 Security Interest Absolute.

     All rights of the Collateral Agent and the Holders, and the security interests created hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement;

               (c) any exchange, surrender, release or non-perfection of any Liens on any other Collateral for all or any of the Obligations; or

               (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or of this Agreement.

     Section 10.9 Authority of the Collateral Agent.

               (a) Each Holder hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf and in its stead under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               (b) No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Holder for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Company to perform its obligations hereunder. No Agent-Related Person shall be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

               (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel. Except as provided in (d) below, the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such required consent of the Holders under this Agreement. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with an appropriate request or consent of the Holders except if it shall fail to exercise rights demanded after and during the continuation of an Event of Default after receipt of the demand described in (d) below.

               (d) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Collateral Agent shall have received written notice from a Holder or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a “Notice of Event of Default.” The Collateral Agent will notify the Holders of its receipt of any such notice. If an Event of Default occurs and is continuing, and if Majority Holders demand it in writing, the Collateral Agent shall, as soon as legally permitted, enforce the Holders’ rights to immediately collect the sums due the Holders, and enforce all of their rights against the Collateral, the Company or any other Persons. In th event the Collateral Agent fails to take such action after such demand, any of the Holders may take such action on behalf of the Holders. The Collateral Agent or the Holder enforcing such rights shall have all the powers given to such Holder in this Agreement or provided by law or equity to enforce such rights.

               (e) Each Holder acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Holder as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Holder represents to the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its respective Subsidiaries, and all applicable regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Holder also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent herein, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its respective Affiliates which may come into the possession of any Agent-Related Person.

               (f) With respect to its Note, Harbert Distressed Investment Master Fund shall have the same rights and powers under this Agreement as any other Holder and may exercise such rights and powers as though it were not the Collateral Agent and the terms “Holder” and “Holders” include Harbert Distressed Investment Master Fund in its individual capacity.

               (g) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Collateral Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise: (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders and the Collateral Agent and their respective agents and counsel and all other amounts due the Holders and the Collateral Agent) allowed in such judicial proceeding; and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent. Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holder or to authorize the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

               (h) The Holders irrevocably authorize the Collateral Agent, upon written approval of the Majority Holders: (A) to release any Lien on any property granted to or held by the Collateral Agent under this Agreement; (B) to subordinate any Lien on any property granted to or held by the Collateral Agent under this Agreement; (C) to release any Collateral for value; and (D) to collect, receive, appropriate or realize any Collateral upon an Event of Default; and upon request by the Collateral Agent at any time, the Majority Holders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property.

               (i) If, other than as expressly provided elsewhere herein, any Holder shall obtain on account of its Note(s), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Holder shall immediately (a) notify the Collateral Agent of such fact, and cooperate to make the necessary payments so that each Holder shall have received its pro rata share of payments on the Obligation and the Obligation of the Company to each Holder shall be adjusted as necessary.

     The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Collateral Agent, any director, officer, shareholder, employee, attorney or agent of the Collateral Agent nor any Holder shall be liable for any action taken or omitted to be taken by it or them hereunder, except for its own gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the legality, validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto.

ARTICLE XI.

SENIORITY

     Section 11.1 Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Note agrees, that the Obligations under this Agreement and the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of the Senior Secured Indebtedness, and that the subordination is for the benefit of the holders and owners of the Senior Secured Indebtedness.

     Section 11.2 Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company:

               (i) holders and owners of Senior Secured Indebtedness shall be entitled to receive payment in full of all Obligations with respect to the Senior Secured

Indebtedness before Holders shall be entitled to receive any payment of any Obligations with respect to the Notes; and

               (ii) until all Obligations with respect to Senior Secured Indebtedness (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article XI shall be made to holders and owners of Senior Secured Indebtedness, as their interests may appear, except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (a) Senior Secured Indebtedness and (b) any securities issued in exchange for Senior Secured Indebtedness.

     Section 11.3 Default on Senior Secured Indebtedness.

     The Company may not make any payment or distribution to each Holder in respect of Obligations with respect to the Notes and may not acquire from any Holder any Notes for cash or property (other than Indebtedness that is subordinated to at least the same extent as the Notes to (a) Senior Secured Indebtedness and (b) any securities issued in exchange for Senior Secured Indebtedness) until all Obligations with respect to the Senior Secured Indebtedness have been paid in full if:

               (i) a default in the payment of any Obligations with respect to the Senior Secured Indebtedness occurs and is continuing that permits the holders of such Senior Secured Indebtedness to accelerate its maturity or the maturity of which has been accelerated;

               (ii) the Company receives a notice of or has actual knowledge of a default, other than a payment default, under any Senior Secured Indebtedness permitting an acceleration thereof or that would permit an acceleration thereof with the giving of notice or the passage of time or both, but payments may and shall thereafter be resumed if such payment is then otherwise permitted by this Agreement and the maturity of such Senior Secured Indebtedness has not been or does not remain accelerated; or

               (iii) any judicial proceeding shall be pending with respect to a default on Senior Secured Indebtedness.

     The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them when the default is cured or waived if this Article otherwise permits the payment or acquisition at the time of such payment or acquisition; provided that such payments and distributions with respect to Notes will again be subject to the limitations of this Section 11.3 if a subsequent default under the same provisions of the instrument governing Senior Secured Indebtedness occurs after a similar default has been cured or waived, except that in no event shall the same set of facts give rise to more than one 180-day period under clause (ii) above, and except that payments in respect of the Notes may not be delayed by this Section 11.3 more than once in respect of the same issue of Senior Secured Indebtedness or more than once during any 360 consecutive days with respect to any or all issues of Senior Secured Indebtedness.

     Section 11.4 Acceleration of Securities.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders and owners of Senior Secured Indebtedness of the acceleration. In such event, Holders will not be entitled to receive or retain any payment before all the Senior Secured Indebtedness has been paid in full.

     Section 11.5 When Distribution Must Be Paid Over.

     In the event that any Holder receives any payment of any Obligations with respect to the Notes at a time when such Holder has actual knowledge such payment is prohibited by Section 11.3 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders and owners of Senior Secured Indebtedness as their interests may appear or the Representative, for application to the payment of all Obligations with respect to Senior Secured Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Secured Indebtedness.

     If a distribution is made to any Holder that because of this Article XI should not have been made to it, such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders and owners of Senior Secured Indebtedness as their interests may appear, or the Representative for application to the payment of all Obligations with respect to Senior Secured Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Secured Indebtedness.

     Section 11.6 Notice by Company.

     The Company shall promptly notify the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X, and thereafter, each Holder, of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Secured Indebtedness provided in this Article.

     Section 11.7 Subrogation.

     After all Senior Secured Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders and owners of Senior Secured Indebtedness to receive distributions applicable to Senior Secured Indebtedness to the extent that distributions otherwise payable to each Holder have been applied to the payment of Senior Secured Indebtedness. A distribution made under this Article to holders of Senior Secured Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

     Section 11.8 Relative Rights.

     This Article defines the relative rights of Holders and holders of Senior Secured Indebtedness. Nothing in this Agreement shall:

               (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay the Obligations under this Agreement and the Notes;

               (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders and owners of Senior Secured Indebtedness; or

               (c) prevent any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Secured Indebtedness to receive distributions and payments otherwise payable to Holders.

     If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

     Section 11.9 Subordination May Not Be Impaired by Company.

     No right of any holder or owner of Senior Secured Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

     Section 11.10 Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders or owners of Senior Secured Indebtedness, the distribution may be made and the notice given to the Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article XI, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Representative or of the liquidating trustee or agent or other person making any distribution to each Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders and owners of the Senior Secured Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

     Section 11.11 Authorization to Effect Subordination.

     Each Holder of a Note by his acceptance thereof agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI.

ARTICLE XII.

MISCELLANEOUS

     Section 12.1 Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to the Company:

ORBIMAGE Inc.
21700 Atlantic Boulevard
Dulles, Virginia 20166
Attn:Chief Financial Officer
Facsimile: 703-480-7544

If to the Holders:

Harbert Distressed Investment Master Fund, Ltd.
c/o Harbert Management Corp.
555 Madison Avenue
Suite 2800
New York, NY 10022
Attn: Philip Falcone
Facsimile: 212-521-6972

and

Magten Group Trust
410 Park Avenue
14th Floor
New York, NY 10022
Attn: Talton Embry
Facsimile: 212-813-9058

and

Magten Partners, LP
410 Park Avenue
14th Floor
New York, NY 10022
Attn: Talton Embry
Facsimile: 212-813-9058

and

Redwood Master Fund, Ltd.
910 Sylvan Avenue
Englewood Cliffs, NJ 07632

Attn: Ara Cohen
Facsimile: 201-568-1340

and

Triage Offshore Fund, Ltd.
401 City Avenue
Suite 526
Bala Cynwyd, PA 19004
Attn: Mark Wittman
Facsimile: 610-668-1919

and

Triage Capital Management, LP
401 City Avenue
Suite 526
Bala Cynwyd, PA 19004
Attn: Mark Wittman
Facsimile: 610-668-1919

with a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, New York 10022-2585
Attention: Jeff J. Friedman, Esq.
Fax: (212) 940-8776

If to the Collateral Agent:

Harbert Distressed Investment Master Fund, Ltd.
c/o Harbert Management Corp.
555 Madison Avenue
Suite 2800
New York, NY 10022
Attn: Philip Falcone
Facsimile: 212-521-6972

With a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, New York 10022-2585
Attention: Jeff J. Friedman, Esq.
Fax: (212) 940-8776

Each of the Company, the Collateral Agent and the Holders by written notice as specified herein to each other Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Collateral Agent or the Holders shall be deemed to have been given or made: as of the date delivered, if personally delivered; when receipt is confirmed, if sent by facsimile; and five calendar days after mailing, if sent by registered or certified mail, postage prepaid; provided that a notice of change of address shall not be deemed to have been given until actually received by the addressee. Neither the failure to mail any such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notice may be waived in writing by any Person entitled to receive such notice, either before or after the event requiring notice.

     Section 12.2 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate with other Holders with respect to their rights under this Agreement or the Notes.

     Section 12.3 Acts of Holders; Registered Holders; Record Dates.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Company deems sufficient.

               (c) The ownership of Notes shall be proved by the Note Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Note.

               (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Section 12.4 Successors and Assigns.

     All covenants and agreements of the Company in this Agreement and the Notes shall bind its successors.

     Section 12.5 Severability.

     In case any one or more of the provisions in this Agreement or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 12.6 No Third Party Benefits.

     Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 12.7 Governing Law; Jurisdiction.

     This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York or the United States federal courts sitting in the State of New York and the appellate courts having jurisdiction of appeals in such courts in any action or proceeding arising out of or relating to this Agreement.

     Section 12.8 Legal Holidays.

     In any case where any Interest Payment Date, Proceeds Purchase Date or Change of Control Payment Date of any Note shall not be a Business Day, then, notwithstanding any other provision of this Agreement or of the Notes, payment of interest on or principal and premium (if any) of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Proceeds Purchase Date or Change of Control Payment Date, as the case may be.

     Section 12.9 No Recourse Against Others; Limitation on Liability.

     Notwithstanding anything contained in this Agreement or the Notes to the contrary, (i) except for the Company and the Guarantors to the extent provided in clause (ii) below, no Person shall have any liability whatsoever with respect to or arising out of this Agreement, the Notes, or the Company’s obligations thereunder or any agreements or documents executed by the Company in connection therewith and (ii) claims with respect to this Agreement, the Notes and any obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Company and the Guarantors. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     Section 12.10 Non-Assignment.

     The Company may not assign this Agreement without the prior written consent of all of the Holders. No Holder may assign its interest in this Agreement to a competitor of the Company without the prior written consent of Company provided that if an Event of Default has occurred and is continuing, then any such Holder shall not be required to obtain the Company’s consent to any assignment of this Agreement.

     Section 12.11 Legal Fees.

     The Company shall pay upon demand all reasonable, documented out-of-pocket expenses of the Collateral Agent and the Holders (including legal fees and disbursements of one lead counsel (and, where applicable, one local counsel) representing the Holders and/or the Collateral Agent) in connection with the preparation and administration of this Agreement and the documents related thereto or amendment thereof (including requests for, amendments, waivers or modifications, even if such amendments, waivers or modifications are not finalized or executed), including enforcement of the Collateral Agent’s and Holders’ rights and remedies under this Agreement and costs incurred in connection with protection or assertion of their rights under this Agreement , the Notes or under the Bankruptcy Code in a bankruptcy or reorganization of the Company.

     Section 12.12 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ORBIMAGE INC.
By:
Name:
Title:

HARBERT DISTRESSED INVESTMENT MASTERFUND
By:
Name:
Title:

HARBERT DISTRESSED INVESTMENT MASTERFUND, as Collateral Agent
By:
Name:
Title:

MAGTEN GROUP TRUST
By:
Name:
Title:

MAGTEN PARTNERS, LP
By:
Name:
Title:

REDWOOD MASTER FUND, LTD.
By:
Name:
Title:

TRIAGE OFFSHORE FUND, LTD.
By:
Name:
Title:

TRIAGE CAPITAL MANAGEMENT, LP
By:
Name:
Title:

EXHIBIT A

(FORM OF FACE OF NOTE)

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ORBIMAGE INC. AND ITS SUCCESSORS (THE “COMPANY”) THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

ORBIMAGE INC.

Senior Notes due 2008

No. ___

     ORBIMAGE INC., a Delaware corporation (the “Company”), promises to pay to                                        or its registered assigns, the principal sum of $                                       on June 30, 2008.

     Interest Payment Dates: June 30 and December 31, commencing on December 31, 2003.

     Interest will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from                                                           ,                   [insert Issue Date].

     Record Dates: June 15 and December 15.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

ORBIMAGE INC.
By:
Name:
Title:

Dated:

(FORM OF Reverse Side of Note)

Senior Notes due 2008

     Capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below) unless otherwise indicated.

     1. Interest. ORBIMAGE INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note as set forth herein. This Note will bear interest at the rate of 13.625% per annum, commencing December 31, 2003 through December 31, 2004, which interest shall be capitalized on each Interest Payment Date and added to the principal. The Holder or the Collateral Agent is hereby authorized to endorse on the grid attached to this Note the amount of interest capitalized and evidenced by this Note. Commencing on January 1, 2005, this Note will bear interest at the rate of 11.625% per annum, payable in cash, beginning on June 30, 2005. The Company will pay interest semi-annually in arrears on each Interest Payment Date.

     The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the rate borne by this Note plus 2 per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     If the Company defaults in a payment of interest on this Note, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Holder in each case at the rate provided in this Note and in Section 5.1 of the Agreement. The Company shall notify the Holder in writing of the amount of defaulted interest proposed to be paid on this Note and the date of the proposed payment. The Company shall fix such payment date. At least 15 days before the payment date, the Company shall mail or cause to be mailed to the Holder a notice that states the payment date and the amount of such defaulted interest to be paid.

     2. Method of Payment. The Company shall pay the principal and premium, if any, of or interest on, this Note on the dates and in the manner provided herein and in the Agreement. Principal and premium, if any, of or interest on, this Note will be payable, and this Note may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Holders of Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Paying Agent, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Paying Agent with respect to any Holder of a Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Note Register maintained by the Registrar.

     3. Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to or consent of the Holders.

     4. Agreement. The Company issued this Note under a Note and Security Agreement, dated as of                                        , 2003 (the “Agreement”), between the Company and the Initial Holders. The terms of this Note include those stated in the Agreement. Notwithstanding anything to the contrary herein, this Note is subject to all such terms, and Holders of Notes are referred to the Agreement for a statement of such terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Agreement, as the same may be amended from time to time.

     The Agreement contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends or make other distributions, repurchase any capital stock or subordinated Indebtedness, make certain investments, create certain Liens, enter into certain transactions with Affiliates, sell assets, enter into certain mergers and consolidations, restrict such Restricted Subsidiaries from making certain dividend and other payments, entering into Sale and Leaseback Transactions, and issuing or selling capital stock of Restricted Subsidiaries of the Company. Such limitations are subject to important qualifications and exceptions. The Company must annually report to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X of the Agreement, and thereafter, to each Holder, on compliance with such limitations. The Agreement requires the Company to cause any Person that becomes a Subsidiary of the Company, excluding all Subsidiaries that have properly been designated as Unrestricted Subsidiaries for so long as they continue to constitute Unrestricted Subsidiaries, after the Issue Date to execute and deliver to the Collateral Agent, for so long as the Holders hold the security interest granted pursuant to Article X of the Agreement, and thereafter, to each Holder, a guarantee agreement pursuant to which such Subsidiary will Guarantee the payment obligations of the Company under the Agreement and the Notes.

     5. Mandatory Redemption; Offer to Purchase. Except as set forth in Section 3.8 of the Agreement, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Section 3.7 of the Agreement provides that, subject to the conditions and limitations contained in the Agreement, the Company will semi-annually use its Unrestricted Cash to purchase Notes in accordance with the procedures set forth in the Agreement at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     Sections 5.14 and 5.15 of the Agreement provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to the conditions and limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Agreement at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     8. Discharge Prior to Redemption or Maturity. If the Company at any time deposits into an irrevocable trust U.S. dollars or Government Securities sufficient to pay all of the Obligations under the Agreement and this Note, and complies with the other provisions of the Agreement relating thereto, the Company will be discharged from certain provisions of the Agreement and the Notes (including certain covenants, but excluding its obligation to pay the principal of, and interest payable on, the Notes).

     9. Amendment; Waiver. Subject to certain exceptions as set forth in Section 9.1 of the Agreement, the Agreement and the Notes may be amended with the written consent of the Majority Holders, and certain existing Defaults or Events of Default or noncompliance with any provision may be waived with the written consent of the Majority Holders.

     10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Majority Holders may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Agreement.

     11. No Recourse Against Others; Limitation on Liability. Notwithstanding anything contained in the Agreement or the Notes to the contrary, (i) except for the Company and the Guarantors to the extent provided in clause (ii) below, no Person shall have any liability whatsoever with respect to or arising out of the Agreement, the Notes or any of the Company’s obligations thereunder or any agreements or documents executed by the Company in connection therewith and (ii) claims with respect to the Agreement, the Notes and any Obligations thereunder or under any agreements or documents executed in connection therewith shall be satisfied solely from the assets of the Company and the Guarantors. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

     13. Governing Law. THE AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     14. Agreement. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Agreement, as the same may be amended from time to time.

     The Company will furnish without charge to any Holder of a Note upon written request a copy of the Agreement, which has the text of this Note printed therein. Requests may be made c/o ORBIMAGE Inc., 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attn: Secretary.

EXHIBIT A

ASSIGNMENT FORM

     To assign this Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Note to:

     (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint, agent to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date:

Signed:

(Signed exactly as your name appears on the other side of this Note)

Signature Guarantee:

     In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii)]                                                           ,2004, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

(Check One)

(1)	to the Company or a Subsidiary thereof; or

(2)	pursuant to an effective registration statement under the Securities Act; or

(3)	pursuant to an available exemption from the registration requirements of the Securities Act.

     Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the Holder thereof; provided that if box (3) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Agreement shall have been satisfied.

Date:

Signed:

(Signed exactly as your name appears on the other side of this Note)

Signature Guarantee:

     NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Company.

OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Note purchased by the Company pursuant to Section 5.14 or Section 5.15 of the Agreement, check the appropriate box:

     Section 5.14 [     ]

     Section 5.15 [     ]

     If you elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Agreement, state the amount you elect to have purchased:

$

Dated:

     NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or any change whatsoever and be guaranteed by the endorser’s bank or broker.

     Signature Guarantee:

     NOTICE: Your signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Company.

CAPITALIZED INTEREST

Amount of Interest
Date	Capitalized	Principal Balance	Notation Made By